GRASSI & CO., CPAs, P.C.
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        May 8, 2003



        Securities and Exchange Commission 450 Fifth
        Street, N.W.
        Washington, D.C. 20549


        Dear Sirs:

        We have read the statements made by Dynamic Imaging Group, Inc. which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K.

        We agree with the statements concerning our firm in said Form 8-K.

        Very truly yours,

        GRASSI & CO. CPAs, P.C.

        /s/ Louis C. Grassi
            ---------------------
            Louis C. Grassi, CPA, CFE
            Managing Partner





         cc: Gary Singer
             Sherb & Co., LLP




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